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On March 9, 2020, Aon plc, a company incorporated under the laws of England and Wales, with registered company number 07876075 (“Aon” or “Aon UK”) and Willis Towers Watson Public Limited Company (“WTW”) issued an announcement pursuant to Rule 2.5 of the Irish Takeover Panel Act 1997, Takeover Rules, 2013 (the Irish Takeover Rules”) disclosing that the boards of directors of WTW and Aon had reached agreement on the terms of a recommended acquisition of WTW by Aon (the “Combination”). As outlined in that announcement, the Combination will be implemented by means of a court-sanctioned scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act of 2014.

On March 9, 2020, Aon and WTW held a conference call to discuss the Combination with investors. The following transcript of the conference call is available on the investor relations page of Aon’s and WTW’s websites, www.aon.com and www.willistowerswatson.com.

Corrected Transcript

09-Mar-2020

Aon Plc (AON)

Aon Plc and Willis Towers Watson Plc Merger Call

Total Pages: 20
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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

CORPORATE PARTICIPANTS

Gregory C. Case	Christa Davies

Chief Executive Officer & Executive Director, Aon Plc	Executive Vice President-Global Finance & Chief Financial Officer, Aon Plc

John J. Haley

Chief Executive Officer & Executive Director, Willis Towers Watson Plc

OTHER PARTICIPANTS

Elyse Greenspan	Paul Newsome

Analyst, Wells Fargo Securities LLC	Analyst, Piper Sandler & Co.

Meyer Shields	Brian Meredith

Analyst, Keefe, Bruyette & Woods, Inc.	Analyst, UBS Securities LLC

Jamminder Bhullar	Mark Steven Marcon

Analyst, JPMorgan Securities LLC	Analyst, Robert W. Baird & Co., Inc.

David Styblo	Tobey Sommer

Analyst, Jefferies LLC	Analyst, SunTrust Robinson Humphrey, Inc.

Suneet Kamath

Analyst, Citigroup Global Markets, Inc.

MANAGEMENT DISCUSSION SECTION

Operator: Hello and thank you for holding. Welcome to today’s conference call regarding the combination of Aon and Willis Towers Watson, creating a next-generation global professional services firm.

Further details in respect of the proposed combination of Aon and Willis Towers Watson are provided in the announcement published by Aon on March 9, 2020 in accordance with Rule 2.5 of the Irish takeover rules, the Rule 2.5 Announcement, and capitalized terms used but not defined in this communication shall have the meaning given to them in the Rule 2.5 Announcement. This communication should be read in conjunction with, and is subject to, the full text of the Rule 2.5 Announcement, including its appendices, which shall take precedence in the event of any inconsistency.

With that, I would like to turn the call over to Greg Case, CEO of Aon. Please go ahead.

Gregory C. Case

Chief Executive Officer & Executive Director, Aon Plc

Thanks very much and good morning, everyone. Thank you for joining us today on such short notice. It is our pleasure to be here this morning with clients, colleagues and shareholders from around the world to discuss this exciting step. Joining today is the CEO of Willis Towers Watson, John Haley, and Aon CFO Christa Davies.

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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

I would note that there are slides available on our website that will supplement our discussion. I would also note that this transaction is governed by Irish takeover rules and we have published an announcement under Rule 2.5 of those rules which has additional information about the proposed combination.

This morning we announced that we have entered into a definitive agreement for an all-stock combination with Willis Towers Watson. This highly complementary combination brings together expertise from across each organization to better understand client needs. Our combined firm will accelerate innovation on behalf of clients and be better able to deliver more value to all stakeholders. And while we will be bigger, yes, that’s not what this transaction is about. This is about better. We will fundamentally be more innovative, more capable, more relevant and more responsive upon close. And we will combine diverse experience from our 95,000 colleagues and shared values from both of our organizations.

To put this in context, I’d like to first address the question of why now. Why now? Our Aon United growth strategy is working. We’re delivering results for clients, which we see in decade high retention rates and record new business generation. On our key financial metrics, our 2019 organic growth of 6% was the highest we’ve achieved in 15 years and we delivered record margins of 27.5% and double-digit free cash flow growth. But our clients are facing greater challenges than ever before in large and growing categories of the global economy in risk, retirement and health. These categories have demand characteristics that are increasing in both magnitude and complexity. 6 of the top 10 global risks are uninsured or underinsured, according to our Global Risk Survey. Difficult to model risk such as cyber, intellectual property and climate change are on the rise.

Against that backdrop, we have taken significant steps to respond with actions that bring the full force of our firm to clients by developing innovative solutions and applying data and analytics to better inform and advise clients. But we’re not going fast enough and we believe with our Willis Towers Watson colleagues and I’m sure they would agree that despite strong success and demonstrated progress against our individual growth strategies, there is significant opportunity to accelerate together.

Like us, Willis Towers Watson has a growth strategy with demonstrated success. The complementary set of capabilities that Willis Towers Watson brings and their demonstrated track record will allow us to continue to deliver our growth strategy, the Aon United blueprint in three ways. First, we will build on the success of our Aon United strategy with the addition of sophisticated, complementary capabilities. We have a shared vision to bring the best of our combined firm to clients on the topics of risk, retirement and health. We can bring together tools like the Willis Towers Watson digital health platform and the Aon digital risk platform to offer clients more complete solutions or bring our capabilities from Townsend through their outsourced chief investment officer client base. And most important, we’ll bring the full force of the firm to clients together because when we come as one firm, we do more for and with clients.

Second, we share a belief that data and analytics will enable us to unlock new sources of client value. Our combined firm, with over $20 billion of revenue and $2.4 billion of free cash flow on a pro forma 2019 basis, has the ability to invest significantly in new solutions and build on our technology-enabled analytics platforms. This allows us to broaden our reach, grow the overall pie and create net new opportunities to meet growing demand.

And third, we will leverage our Aon Business Services platform, continuously strengthen and share innovation across the firm. This platform drives ongoing operational efficiency and productivity improvement and provides client-facing colleagues more capacity to address client needs. We continue to look for ways to standardize, automate and improve how we work, which enables better solutions through globally shared best practices, reduces cost and improves colleague engagement.

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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

I am also delighted to announce that following the close of the transaction, John will serve as Executive Chairman focused on driving growth and innovation. John is a truly accomplished industry veteran with a longstanding record of delivering growth, innovation, and results for clients and stakeholders. We’ve long admired Willis Towers Watson’s vision, strategy and execution, and are thrilled about what this partnership means for all of our stakeholders.

And I now want to turn it over to John for his thoughts.

John J. Haley

Chief Executive Officer & Executive Director, Willis Towers Watson Plc

Thanks very much, Greg.

This is a momentous next step for both of our organizations, and I’m equally excited about the next chapter and the value that it will create for clients, colleagues, and shareholders. This combination is the next step in the journey of growth strategies and shared visions that each of our organizations have worked so hard to implement. I see strong similarities in our vision to meet client needs. Our business is built on enhancing our value proposition. And in order to do that, we’ve built a compelling platform of solutions and services, which we match with client service and innovation.

We’re going to accelerate this history of innovation and growth in partnership with Aon. For example, Willis Towers Watson has developed a key pension management offering called OneDB that gives trustees and sponsors access to pension scheme data and analytics around financials, demographics, investment performance, and administration focus in real time. Tools like this are exactly the type of innovative capabilities that can be developed further across the broader organization to deliver additional client value.

When we bring our organizations together, we’ll be able to accelerate innovation in a way that is truly compelling for our clients. We’re going to combine 95,000 diverse and talented colleagues, deep industry expertise, integrated technology, and data and analytic capabilities. We’re going to be able to drive better insights, and that’s going to translate into better advice. And this forms the basis for better client decisions that will enable deeper relationships, more innovation, and increased relevance with our clients.

Further, I’m excited about this combination because, like Aon, we have deep expertise executing large complex transformations. Like Aon, our company has come together over time, bringing brands like Willis, Towers Watson, and Gras Savoye and others together. And more importantly, like Aon, we’re highly focused on bringing together content and capabilities to deliver best-in-class solutions to meet client needs.

I’m also very excited to partner with this leadership team. They’ve built a culture of growth and innovation, and they have a long track record of shareholder value creation and meaningful experience integrating transformative deals. I know that together, we’ll be able to accomplish better outcomes that unlock new sources of value for all stakeholders.

So with that, I’ll turn the call back to Greg.

Gregory C. Case

Chief Executive Officer & Executive Director, Aon Plc

Thanks very much, John.

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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

We could not be more excited about the opportunity that this transaction unlocks as we strive to deliver best-in-class results for clients while delivering strong results for shareholders and strengthening the overall financial profile for the firm. The transaction is expected to be accretive to adjusted EPS in year one for Aon shareholders, with peak adjusted EPS accretion in the high teens after full realization of $800 million of expected pre-tax synergies by the end of year three. Free cash flow is expected to break even in the second full year of the combination, and free cash flow accretion is expected to be over 10% after full realization of expected synergies, unlocking significant shareholder value creation over time.

In summary, we are incredibly excited about this combination, which will build on both Aon and Willis Towers Watson’s longstanding commitment to accelerating innovation on behalf of clients. This represents another important step in our Aon United growth strategy, as we continue to focus on delivering better content and capability that results in better outcomes for clients, expanded opportunities for colleagues, and improved growth for the firm against our target of sustainably delivering mid-single-digit or greater organic revenue growth and double-digit free cash flow growth over the long term.

With that overview, I’d like to turn the call over to Christa to walk through the transaction financials and how this strategic combination will contribute to continued shareholder value creation over the long term. Christa?

Christa Davies

Executive Vice President-Global Finance & Chief Financial Officer, Aon Plc

Thanks very much, Greg.

As Greg and John described, this morning’s announcement is an exciting next step for Aon that enables us to better accelerate innovation from both organizations and deliver complementary capabilities that unlock new sources of value for all stakeholders while improving the long-term financial profile of the firm.

Greg highlighted how this transformational deal will enable us to accelerate our growth strategy for three reasons. First, our organizations’ shared growth visions will allow us to build on the success of our Aon United strategy with enhanced capabilities from the combined firm. Second, we’ll leverage the power of data and analytics to unlock new sources of client value. And third, we’ll utilize our Aon Business Services platform to drive operational and productivity improvements and share innovation across the firm. As we double down on our strategy, we are maintaining our ongoing commitment to our long-term financial goals of mid-single-digit or greater organic revenue growth and double-digit free cash flow growth for the combined firm.

Now let me discuss the transaction and the financials. We intend to combine with Willis Towers Watson in an all-stock transaction. Each Willis Towers Watson share will be exchanged for 1.08 shares of Aon at a fixed exchange ratio. Based on ordinary shares outstanding at the time of signing, Aon shareholders will own approximately 63% of the combined firm on a fully diluted basis and Willis Towers Watson shareholders will own approximately 37%. This represents total consideration of $231.99 per share based on Aon’s closing stock price of $214.18 per share on March 6, 2020, and implies a premium of 16.2% to Willis Towers Watson’s closing share price on March 6, 2020. The transaction is expected to close in the first half of 2021.

While this transaction is first and foremost about driving growth by increasing innovation for clients, there are also significant opportunities for efficiencies in our combined cost base, which creates significant shareholder value. We expect $800 million of annualized pre-tax cost synergies by the third full year of the combination. As Greg mentioned, the transaction is accretive to Aon adjusted EPS in year one with peak adjusted EPS accretion in the high teens after full realization of expected synergies. Free cash flow is expected to breakeven in the second year with free cash flow accretion of over 10% after full realization of expected synergies. This transaction is expected to create over $10 billion in shareholder value from the capitalized value of expected synergies.

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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

Our primary assumptions are outlined on page 13 of the presentation slides. I would note that these inputs reflect our best estimate at time of signing and are subject change. We’ve chosen to provide these numbers for transparency at a point in time, but do not intend updating each bucket in the future as we integrate the firms. The baseline for accretion dilution impact was calculated using combined pro forma company projections, which represent our best estimate as of March 9, 2020. These projections incorporate long-range plan assumptions in both companies and are generally consistent with analysts’ consensus estimates for the next two years and trended thereafter.

The main driver of accretion to adjusted EPS is expected synergies, partially offset by retention costs and a portion of integration costs that will flow through operating results. The $800 million in annual synergies are principally sourced from the consolidation of business and central support functions, including leveraging the capabilities of the Aon Business Services operational platform across the combined group and from the consolidation of infrastructure related to technology, real estate and third-party contracts.

Synergies are expected to be $267 million in year one, $600 million in year two and $800 million of annual run rate synergies in year three. We expect $1.4 billion of integration costs to achieve these synergies, incurring $700 million in year one, $490 million in year two and $210 million in year three. An estimated 20% of the cost in each year is expected to be reported as part of overall operating performance and the remainder will be adjusted out of our GAAP financial results.

We also expect to incur approximately $400 million in retention costs, subject to approval by the Irish Takeover Panel, which will be spread evenly over three years and be reported as part of overall operating performance. With respect to interest expense, no incremental debt will be issued for this transaction.

Turning to cash. Free cash flow is expected to be dilutive in year one, primarily driven by transaction and integration costs, breakeven in year two, and be 5% to 10% accretive in year three with free cash flow accretion of over 10% after full realization of expected synergies and completion of spend on integration, allowing for significant investment in the business long term.

We will continue to manage the firm and allocate capital on a disciplined return on invested capital basis and invest in free cash flow in the highest return opportunities or return directly to shareholders. We are maintaining our goal of double-digit free cash flow growth over the long term. The combined firm is committed to maintaining Aon’s current credit rating.

Overall, this transaction will create a strong combined growth profile as the new organization brings together complementary expertise to better understand client need and accelerate innovation. The combined organization will be better positioned due to existing investments in technology-enabled analytics platform and better place to deliver new solutions in areas like cyber risk, intellectual property and climate risk. This will enable us to deliver against our target, sustainable mid-single-digit operational organic revenue growth over the long term. Combined with cost synergies and the opportunity to optimize operations and drive productivity through Aon Business Services, the transaction is expected to unlock meaningful shareholder value creation.

Before I open the call to questions, please be aware that while we’ll do our best to provide answers, this transaction falls under Irish takeover rules. There are certain limitations to the information we can provide. We’ve published an announcement under Rule 2.5 of those rules, which includes the information we can publicly discuss. We expect a published proxy in the coming months with further information.

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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

With that, I’d like to turn the call back over to the operator and we’d be delighted to take your questions.

QUESTION AND ANSWER SECTION

Operator: Thank you. [Operator Instructions] Our first question is coming from the line of Elyse Greenspan from Wells Fargo. Your line is now open.

Elyse Greenspan	Q

Analyst, Wells Fargo Securities LLC

Hi. Good morning.

Gregory C. Case	A

Chief Executive Officer & Executive Director, Aon Plc

Hi, Elyse.

Elyse Greenspan	Q

Analyst, Wells Fargo Securities LLC

My first question. So the EPS accretion analysis is very helpful, but what we’re trying to get a grasp of is, were revenue dissynergies contemplated in this transaction. I’m not sure how much you can say there, but if you could, maybe talk about some of the businesses. I’m not sure if it’s Willis Re, or if there’s other areas where there’s too much overlap that you guys might be considering from a concentration standpoint just as we think about how you guys came together in this transaction?

Christa Davies	A

Executive Vice President-Global Finance & Chief Financial Officer, Aon Plc

Thank you so much, Elyse. And in terms of the synergies, under Irish takeover rules, I can disclose cost synergies only. And what we can say is the deal is incredibly financially attractive on this basis alone. What we would say is, philosophically, as you heard Greg and John talk about, we believe there are substantial unmet demand from clients and, as we accelerate innovation and develop new solutions, we expect substantial upside over time.

Gregory C. Case	A

Chief Executive Officer & Executive Director, Aon Plc

And, Elyse, maybe I’ll address the second part of your question on the overall portfolio. I’d just say, this opportunity for clients is terrific. We got great advice and counsel on the topic you raised. We feel really good about this. We view the proposed transaction is highly complementary. It’s a very competitive industry and we’re confident we’re going to obtain all the necessary approvals across the portfolio. But really, this is about client benefit and ultimately it’s going to be seen as something as highly beneficial for clients over time.

Elyse Greenspan	Q

Analyst, Wells Fargo Securities LLC

Okay. And then just another point of clarification. You guys reaffirmed your mid-single-digit or greater organic growth target. So I’m assuming you’re making that comment assuming when that you’ll close, that the combined firm will be able to show organic growth at least in line with the levels Aon has been showing as an independent company?

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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

Gregory C. Case	A

Chief Executive Officer & Executive Director, Aon Plc

Again, Elyse, and consistent with this is about addressing unmet client need and how we continue to do that in a more effective way over time, we will absolutely be reaffirming sort of that perspective for the combined firm going forward and what we’re about.

Elyse Greenspan	Q

Analyst, Wells Fargo Securities LLC

Okay, thank you very much.

Gregory C. Case	A

Chief Executive Officer & Executive Director, Aon Plc

Sure.

Operator: Thank you, Elyse. Our next question is coming from the line of Meyer Shields from KBW. Your line is now open.

Meyer Shields	Q

Analyst, Keefe, Bruyette & Woods, Inc.

Thanks. I think this is a related question, but I was wondering. It seems like there are some businesses within Willis Towers Watson that Aon has decided that it does not want to be in. So I was wondering if you could comment on that in general and whether the $800 million of expense synergies is gross of all of the current Willis Towers Watson business portfolio.

Gregory C. Case	A

Chief Executive Officer & Executive Director, Aon Plc

So first of all, I’ll maybe take the second one around and Christa can amplify on that as we think about the overall opportunity. This is a combined firm opportunity. Full stop. Opportunity to address unmet client need together. We’re very excited with John, extensive conversation with John around the combined talent of our firm and as it comes together and very much looking forward to really thinking about that as the best talent coming together from across both firms. And really you think about the platform we’re going to have in place, it’s going to be very, very important to be able to do that on behalf of clients. So we’re looking forward to that sort of against this.

And excited – if we think about some of the growth areas, TRANZACT, we just love that, John, tremendous effort, what you’ve accomplished there’s terrific. So think about TRANZACT sort of in the Aon environment on behalf of clients, amazing. There are a few things we did. I think about CoverWallet in the context of the Willis Towers Watson environment. This is an incredible set of opportunities. So, do think about it, Meyer, sort of an overall firm sort of and all the different pieces in terms of sort of what we’re trying to do over time.

Meyer Shields	Q

Analyst, Keefe, Bruyette & Woods, Inc.

Okay. That’s helpful. Can you give us any thoughts on either the tax rate of the combined entities and/or the potential for intercompany debt?

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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

Christa Davies	A

Executive Vice President-Global Finance & Chief Financial Officer, Aon Plc

Yeah. So, Meyer, we don’t give forward tax guidance. What we have disclosed previously for Aon is historically over the last three years our underlying tax rate net of discrete items, which can be favorable or unfavorable, was approximately 18%. And I do note on the Willis Towers Watson Q4 earnings conference call, management stated their firm’s underlying tax rate excluding discrete items was approximately 21% and that they expect the 2020 underlying tax rate excluding discrete items will be around 20%. And so we’re not giving guidance going forward for the combined firm.

Meyer Shields	Q

Analyst, Keefe, Bruyette & Woods, Inc.

Okay, good. Thanks so much.

Operator: Thank you, Meyer. Our next question is coming from the line of Jimmy Bhullar from JPMorgan. Your line is now open.

Jamminder Bhullar	Q

Analyst, JPMorgan Securities LLC

Hi, good morning. So first, and you mentioned some of this in your comments as well, and I think I can understand the rationale for the deal in terms of scale and expense savings. But if you think about Aon’s business currently, you’re sort of the top or one of the top companies in most of the business lines you’re in. What are the sort of capabilities that you don’t have currently that this deal sort of adds because I think you mentioned you expect this to allow you to grow even faster. So normally, the bigger you get, the slower the growth would be.

Gregory C. Case	A

Chief Executive Officer & Executive Director, Aon Plc

Jimmy, this is such an important question. I’m going to offer a thought. I want to get John’s thought on this too. This isn’t about bigger. As we described, this is about better. And if you step back and think about client need and unmet client need and ask a question, how have we done over time as an overall industry against addressing continuing increasing client need. And if you look at different metrics, think about literally claims as a percent of GDP. That’s a percentage that went up for 30 years up to 1990 and then literally, Jimmy, every decade – every year since for three decades, it’s gone down. It’s hard not to sort of come to the conclusion that overall, as an industry, we’re not progressing as fast as our clients on a lot of the topics that are important to them. So this effort, this combination is about how we address unmet need.

When you think about the ability to come together sort of in cyber and really address holistically the challenges of cyber, so instead of a $6 billion market, it’s more like a $20 billion or a $30 billion or a $40 billion opportunity for our clients in terms of sort of where they are. Think about our client demand in things like intangible assets and how we can address unmet needs on intangible assets. That’s an area that’s 85% of their value across the S&P 500, and our industry hasn’t done really anything about it. So this is really about not the existing pie and the zero-sum game in that in any way, shape, or form. This is about how we think about unmet need and how we think about overall how we address that in a much more holistic way.

And just one other one that I know is near to John’s heart, this whole idea of retirement and health, the fact of the matter is our clients’ employees are overspending on health on average and underspending on retirement. Think about if we can actually adjust that, turn that dial just two notches on their behalf in a more attractive way, we change the lives of families over the course of a decade or two decades. This is what this combination is about. But, John, you’ve thought about this a lot as well.

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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

John J. Haley	A

Chief Executive Officer & Executive Director, Willis Towers Watson Plc

So, thanks, Greg. And I fundamentally, as you know, agree with everything you just said about the transaction. And particularly, the important point, this isn’t about getting bigger. And in fact, the most attractive part of this combination is the fact that we bring together some complementary capabilities.

So, Jimmy, you asked about data and analytics. And I think when I look at that, what Aon brings to the table in terms of some of their data and analytics, particularly with regard to information they can supply to carriers, just fantastic stuff. When I look at some of the data and analytics that we bring together that we can deliver to clients, particularly from our Insurance Consulting and Technology, it’s a great fit with the capabilities they have. And I think, to us, the exciting thing is it’s partly about that complementary nature of that, but it’s more important that together we can build new things and deliver new value to clients. The whole premise about this merger is not about where we are today. It’s about where we can be in the future.

Jamminder Bhullar	Q

Analyst, JPMorgan Securities LLC

Okay, and then another question just for Christa. On your current financials, you’ve been obviously pretty active in buying back stock. I think you bought close to $2 billion last year. Are you expected to or are you continuing to buy back stock as you go through this year, or should we assume that that’s going to slow down or accelerate and then any other impacts on your financials going into the deal close, I think you said middle of next year or so?

Christa Davies	A

Executive Vice President-Global Finance & Chief Financial Officer, Aon Plc

So we do expect the transaction to close in the first half of 2021. Jimmy, as we manage through 2020, we continue to manage capital on a return on invested capital basis and allocate capital with the highest return opportunities. Share repurchase remains Aon’s highest return opportunity. And so we’ll continue to repurchase shares in 2020 similar to 2019, subject to US securities law limitation. We are managing our capital structure to maintain our current credit rating, and it’s likely acquisition spend will slow compared to our original plan.

Jamminder Bhullar	Q

Analyst, JPMorgan Securities LLC

Okay, thank you and good luck.

Operator: Thank you, Jimmy. Our next question is coming from the line of Dave Styblo of Jefferies. Your line is now open.

David Styblo	Q

Analyst, Jefferies LLC

Hi, there. Good morning. Thanks for the questions. Just curious in terms of the rationale and timing and so forth, I appreciate the comments there, Greg. Curious why now versus a year ago. Was it just you didn’t have enough time to get through some of the things, blocking and tackling of potential transaction, or is there something that has changed? Obviously, I think Willis Towers has gotten a little bit more steady and consistent with its performance of delivering on organic growth and margin expansion, but just curious why now versus a year ago.

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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

Gregory C. Case Chief Executive Officer & Executive Director, Aon Plc	A

Really completely separate discussions. What we just announced today was governed completely in full compliance with the Irish takeover rules in terms of sort of where we are. And there’s a limit what we can say today, but there’s a lot more context you’ll see in the proxy filing coming up. I would just say this. We know each other well, and this came together relatively quickly based on our knowledge. And just as John I think described so well, it was really about the opportunity to address unmet client need and increasing relevance on their behalf, and that’s how it came together relatively quickly.

David Styblo Analyst, Jefferies LLC	Q

Okay. That was actually partly to the second question was in terms of the cost synergies, I’m curious how you guys went about scoring that, how much time you had. It sounds like you didn’t have maybe as much time at this end. But can you talk about the process? Maybe that’s a question for Christa of how you looked at achieving the cost synergies. And you guys have obviously done a good job of delivering upside to that. I suspect that you just have an opportunity to take a high-level view, but curious how deep you got into it and do you think there is potentially upside to that savings target in the out year?

Christa Davies Executive Vice President-Global Finance & Chief Financial Officer, Aon Plc	A

Yeah. So, Dave, we have got an incredibly detailed synergy model, and it’s actually gone through an amazingly detailed process in the UK called expertization, which really kicked the tires on these synergies in an incredibly robust way. And what we would say is we feel really good about delivering these synergies by the third full year of the combination and there’s no upside that we expect and we are very experienced in integrating significant transactions. It’s such as Benfield and Hewitt, and these expectations of cost synergies are very much in line with those transactions.

Gregory C. Case Chief Executive Officer & Executive Director, Aon Plc	A

And I might add to that, if you think about it, again, as John highlighted, there’s a lot of expertise on both sides sort of as combinations come together. So, we’ve got a joint team really thinking about sort of how to pull this off. And then we come back to the Aon United blueprint and what we’ve done together, similar to undertakings by Willis Towers Watson as well, so we’ve got a template on how we’re going to apply all these opportunities across the combined organization.

David Styblo Analyst, Jefferies LLC	Q

Okay, great, and then one last quick one. I know you, Greg, you talked about the industry not keeping up with some of the things on the client side and just not able to go fast enough. What does the deal give you additional capabilities on? Is that more just from drawing on the expertise that Willis has in areas that you don’t or is it more so some of the gross cost savings that you’d be reinvesting in the business?

Gregory C. Case Chief Executive Officer & Executive Director, Aon Plc	A

Literally, Dave, this is such an important part of this discussion. I’m so glad you came back to this. This is about how we address unmet client need across the board in so many ways. So, consider our ability, as I described, on

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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

– just pick topics and the complementary capabilities that Willis Towers Watson brings to the table, the talent that comes to the table. Day one, we’re going to be stronger and better, more capable to address areas like climate change based on sort of the capability and expertise that is within Willis Towers Watson.

On the health side, when you think about sort of what – the investments being made by Willis Towers Watson on that, they truly complement the investments we’ve made, tremendously important in terms of sort of client need. On the retirement side, the opportunities, as we think about sort of the retiree population and how we address that group, again, another set of opportunities. From overall looking at different client needs, whether it’s large clients or medium-sized clients, we bring complementary capabilities. And then just the analytic capability that the combined firm brings to the table is also – continues to build.

And then, as you said, we’ll be able to invest sort of in that capability to continue to build it. So, this is what really got us excited, I think what really got John excited and this is what we think. Our combined talent base, our colleagues around the world are going to see this. They’re going to see an ability to have more impact with clients in a very effective way and that we think is going to be very compelling for them. And so, our clients are going to see this as tremendously supportive of them. Our colleagues are going to see it as something that’s really inspiring and that’s really what we’re pretty excited about. And candidly, it shows up sort of in all aspects of risk, it shows up in reinsurance, it shows up in retirement, it shows up in investments and it shows up in health. So, we see this really across the board.

John, anything else you’d add to that?

John J. Haley Chief Executive Officer & Executive Director, Willis Towers Watson Plc	A

No. I think you nailed it, Greg. I mean, we’re excited about this across the whole range of the portfolio. And the comment I’d come back to is this is about getting better and it’s about being better able to serve clients and leading to better outcomes for them.

David Styblo Analyst, Jefferies LLC	Q

Okay, great. Thanks.

Operator: Thank you, Dave. Our next question is coming from the line of Suneet Kamath. Your line is now open.

Suneet Kamath Analyst, Citigroup Global Markets, Inc.	Q

Thanks. Good morning. I wanted to come back to Elyse’s question about potential revenue dissynergies and just make sure I understand what the answer was. Is it that you’re not able to disclose any revenue dissynergies or you do not expect there will be any revenue dissynergies? And also curious if you had a look at what the client overlap is between the two firms?

Christa Davies Executive Vice President-Global Finance & Chief Financial Officer, Aon Plc	A

We do not expect based on the complementary nature of our client base to experience revenue dissynergies. What we have disclosed under Irish takeover rules is cost synergies. And we believe that the deal is financially attractive and, in fact, very financially attractive based on that alone. And what you’ve heard John and Greg say during the call today and obviously throughout the materials we’ve posted is we believe there’s substantial unmet client need and therefore substantial upside opportunity over time.

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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

Suneet Kamath Analyst, Citigroup Global Markets, Inc.	Q

And then on the client overlap?

Christa Davies Executive Vice President-Global Finance & Chief Financial Officer, Aon Plc	A

We do believe that the businesses are very complementary. I think John and Greg have talked about quite a lot, whether that’s by country or whether that’s by client segment. And a lot of the capabilities actually complement each other. So, we’re very excited about the potential upside.

Gregory C. Case Chief Executive Officer & Executive Director, Aon Plc	A

And I think what Christa is highlighting is, listen, we are restricted – very restricted sort of in our conversation today. And there will be more over time in the proxy and other areas. But step back away from this transaction completely and just think about the idea of, as we bring firms together, they’re always going to be sort of back and forth. What I think you’re picking up is when you sort of net it all and ask the question, opportunity to support clients in a more effective way, then obviously there are strains that come with that. The overlaps you’re describing. I think on balance or essentially not for this, but over time, as you think about how this has come together, if you look at sort of John’s historic achievements and ours as well, these all come together in a way that we think on balance is opportunity for clients and so that’ll reflect it for us. So I’m not trying to be cryptic here, just trying to be very clear in terms of what we can say at this point.

Suneet Kamath Analyst, Citigroup Global Markets, Inc.	Q

Yeah. Got it. Makes sense. And then how do we think about any antitrust issues that may come up with such a large combination?

Gregory C. Case Chief Executive Officer & Executive Director, Aon Plc	A

As I said before in terms of sort of where we are on that process, we’ve had great counsel on the topic and we really feel good about this. The proposed transaction is highly complementary. It’s a very, very competitive industry. And ultimately you’re going to get, to your reflection, clients are going to see greater opportunity and benefit – really benefit more than anything else in terms of sort of what this comes out of.

Suneet Kamath Analyst, Citigroup Global Markets, Inc.	Q

Okay, thanks.

Operator: Thank you. Our next question is coming from the line of Paul Newsome from Piper Sandler. You may begin.

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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

Paul Newsome Analyst, Piper Sandler & Co.	Q

Good morning and thanks for the call. I’m getting some questions that seem to suggest that there’s some confusion about exactly which regulatory body is the constraining regulator and how that also relates to divestitures. Could you just talk about who are the primary regulators here and is the US regulator that’s involved in the situation as well? Just the process is what I’m asking for.

Gregory C. Case Chief Executive Officer & Executive Director, Aon Plc	A

So let me offer you an overview and then, Christa, you can talk about sort of just from an overall antitrust standpoint. There’s no constraining here. It just is what it is and we’re working very well sort of underneath the overall Irish takeover rules and Takeover Code so that’s the overall piece. And as relates to antitrust

Christa Davies Executive Vice President-Global Finance & Chief Financial Officer, Aon Plc	A

Yeah. So what I would say is sort of three different regulatory interplays here. The first is we’re governed by our Irish Takeover Code and the Panel. And so that’s sort of – that’s the body under which we filed the merger agreement, the 2.5 we filed today. The second thing I’d say is we’re obviously filing a proxy because we’re both listed in the US and that’s under SEC guidance. And the third is we’ll be applying regulatory approval in lots of countries around the world. And so they’re sort of – that’s how all that knits together.

Paul Newsome Analyst, Piper Sandler & Co.	Q

Great. Thank you. That’s all I had. Appreciate it.

Operator: Thank you. Our next question is coming from the line of Brian Meredith of UBS. Your line is now open.

Brian Meredith Analyst, UBS Securities LLC	Q

Thanks, just one or two quick ones here. Greg, just curious, you talked a little bit about businesses maybe that are complementary. How about geographically, how does this kind of add to Aon as you kind of put yourself together with Willis Towers Watson? Any areas particularly we should think about better from emerging markets, et cetera?

Gregory C. Case Chief Executive Officer & Executive Director, Aon Plc	A

Listen, Brian, terrific question. Again, back to kind of the complementary capabilities as they come together, as you know well and when you think about kind of around the world, the world of risk is very underrepresented in certain parts of the world. So all of us are frankly underrepresented in terms of being able to address client needs. And so together we’ll be stronger and able to do that certainly in the emerging markets very, very positively. But frankly, there are also some geographic footprints in which we grew up and have some unique assets in certain parts of the world, Willis Towers Watson in other parts of the world, and they’re going to come together now. And so, for us, we think there is benefit here for clients around sort of geographic support and as John highlighted also around kind of content capability support. And it really is kind of across the board.

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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

Brian Meredith Analyst, UBS Securities LLC	Q

Great, thanks. And then just wanted to just throw it in here, any thoughts with respect to kind of economic slowdown or anything potentially disrupting this given what’s going on right now with the coronavirus?

Gregory C. Case Chief Executive Officer & Executive Director, Aon Plc	A

Listen, Brian, we thought about that a lot, as you might imagine. And, listen, from our standpoint, you got to come back to your mission on what you’re about. The world’s a difficult and complex place. We know that. It’s becoming more so. But in times of turmoil, listen, who better than us? This is what our mission is about, to help clients address challenges, to address unmet demands, find opportunities where we can. And frankly, we’re serious about our mission, and we’re going to always make investments to strengthen our capability on their behalf when they present themselves. And priority one for us is addressing the needs of our clients in a challenging world. And this is about this idea of relevance and building a more capable firm. And it’s not about what’s happening in the market today or next week. It’s about what we’re doing for them over the long term.

Brian Meredith Analyst, UBS Securities LLC	Q

Great, thank you.

Operator: Thank you. Our next question is coming from the line of Mark Marcon from Baird. Your line is now open.

Mark Steven Marcon Analyst, Robert W. Baird & Co., Inc.	Q

Good morning. Thanks for taking the questions. Both Willis and Aon have had lots of experiences with regards to transactions of this nature. I’m wondering with the combined learnings, is there a possibility that some of the synergies that are anticipated could potentially come through a little bit faster?

Gregory C. Case Chief Executive Officer & Executive Director, Aon Plc	A

So listen, we’re hopeful. I think in the end, this is what’s been so positive around sort of – and I mean hopeful in terms of sort of what we can do together. Christa will comment on the timing specifically on the synergies in a second. But we’re hopeful in terms of – and excited and expecting. There’s tremendous knowledge. I mean, just listening to John talk about sort of how Willis Towers Watson has come together beyond just the primary brands but other support as well has been terrific. We bring a fair amount to the table also. But what we’ve agreed to underpinning all this is a principles-based approach against a common DNA and what we’re trying to do to develop our talent across both firms.

We think that’s going to be inspiring for our colleagues around the world. We think they’re going to see something here that candidly is going to be better than anything we’ve done at Aon and hopefully better than anything that’s sort of happened over time with Willis Towers Watson because our common set of colleagues are going to see something in it in terms of their ability to help clients that’s different than anything before. So we have high expectations, and we’ll see where we get to. But specifically on the timing of the synergies, Christa?

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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

Christa Davies Executive Vice President-Global Finance & Chief Financial Officer, Aon Plc	A

Look, I think it’s a great question because we’ve had a lot of experience on both sides at delivering synergies and doing a very good job. We’re very impressed with the Willis Towers Watson leadership team. And working through these synergies with them, we become even more impressed. And so we do expect to deliver $800 million of annualized pre-tax synergies by the third full year. We do expect them to come through exactly as we’ve outlaid, $267 million in year one, $600 million in year two, and $800 million in year three. But we’re really looking forward to working through this with the Willis Towers Watson leadership team. It’s an incredibly impressive team with great expertise and depth of experience in this area. So I think it’s a great point.

Mark Steven Marcon Analyst, Robert W. Baird & Co., Inc.	Q

Great. And then second follow-up question is, Willis obviously has a lot of very attractive properties and practices. But was there any contemplation that anybody else might potentially enter into the fray given the attractiveness of Willis and how well it’s regarded?

Gregory C. Case Chief Executive Officer & Executive Director, Aon Plc	A

I would just emphasize Christa’s point. John can certainly comment as well. We have long admired the capability and colleagues around the world and the platform of Willis Towers Watson, and that’s why we see the complementary nature of the two groups coming together and what we can do. Again, we have very high aspirations on what we’re trying to do to support unmet client needs around the global economy. Our job is not even a quarter done, not even a third done, right? It’s not done at all. We’ve got so much opportunity, and we think that’s going to be pretty compelling for our clients.

I think they’re going to look at this, and our aspiration is clients look back in 10 years and say, this is actually – this is a step. This is a step that made a meaningful difference in our industry’s ability to help meet their needs. And many others will follow and benefit as well, but we believe our clients will see that as very important. And because of that, our colleagues – one of the things that’s similar for all of our colleagues around the world, whether they be at Aon or Willis Towers Watson, when you’re helping clients succeed, that’s always a good thing. That actually draws people together. So we see that as a real opportunity, and we hope that there’s inspiration on both sides of this.

John J. Haley Chief Executive Officer & Executive Director, Willis Towers Watson Plc	A

And so, Greg, I’d just add, Mark, my view about mergers is that the three things you should think about in this order are first culture and then strategy and then the financials. And if I think about the culture, one of the things that’s been so attractive to me and the rest of the Willis Towers Watson leadership and our board is the shared vision that we have between Aon and between Willis Towers Watson. And when you look at things like the Aon United strategy and the Aon United brand and when you look at the way Aon positions itself as a global professional service firm, that’s exactly the direction we’ve been headed in in Willis Towers Watson. So we look at this as joining up with a firm that shares the same thoughts about the culture and structure. And it should be relatively easy, I mean, as easy as these things ever are, to do that.

When I look at strategy, I talked earlier about the shared vision, and Greg and Christa and I have spoken on this call about the shared vision of the market and about the unmet client needs and about what we’re building. And so when I look at those things and I see how the two firms match up and why the deal is attractive, it’s hard for me to imagine anybody else matching up in that way.

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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

Mark Steven Marcon Analyst, Robert W. Baird & Co., Inc.	Q

John, thanks a lot for the perspective and congratulations to you and the entire team.

John J. Haley Chief Executive Officer & Executive Director, Willis Towers Watson Plc	A

Thanks, Mark.

Operator: Thank you, Mark. Our next question is coming from the line of Tobey Sommer from SunTrust. Your line is now open.

Tobey Sommer Analyst, SunTrust Robinson Humphrey, Inc.	Q

Thank you. I was wondering if you could comment on the opportunity for direct-to-consumer facing businesses, which Willis Towers Watson recently entered into with TRANZACT, and what opportunities may be in front of the combined company.

Gregory C. Case Chief Executive Officer & Executive Director, Aon Plc	A

Again, I’ll offer an overview. John can chime in as well. Again, I will come back. When we saw the TRANZACT opportunity, we loved it then. We are learning more about it, love it even more. If you saw us with CoverWallet, we brought in a unique skill set and capability that we think will really kind of radiate across the firm in a way that will help our clients. And then our overall kind of analytic capability we have we think combined could even be better. So again, this is back to matching capital with risk. By the way, risk is retirement, investment, health, all aspects of that. And we can bring solutions and capital to bear and actually improve operating performance or strengthen the balance sheet or reduce volatility. This is a wonderful thing. And we see opportunities across the spectrum on it.

John J. Haley Chief Executive Officer & Executive Director, Willis Towers Watson Plc	A

I would agree with that, Greg. And I think if you think about the direct-to-consumer market, it’s the kind of market that traditionally it’s been harder for firms like ours to address because of the capabilities you need. But in today’s technology-enabled world, I think we’re finding that this is a market that we can potentially address. So we’re excited about that.

I think one of the things that’s particularly excited, whether you’re talking about CoverWallet or whether you’re talking about TRANZACT or any of these forays in the direct-to-consumer markets, this is where innovation occurs first. It doesn’t occur at the big companies in general. It occurs on the interactions with the individual and then you can scale that up. And so I think that’s something that we’re excited about for the new organization.

Tobey Sommer Analyst, SunTrust Robinson Humphrey, Inc.	Q

Thank you.

Operator: Thank you. Elyse Greenspan from Wells Fargo will be our last question. Elyse, your line is now open.

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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

Elyse Greenspan Analyst, Wells Fargo Securities LLC	Q

Hi, thanks for taking the follow-up. Just a couple of tie-up questions. My first question, why is it going to take over a year to close this transaction? Are you guys just being conservative in terms of the whole regulatory process?

Christa Davies Executive Vice President-Global Finance & Chief Financial Officer, Aon Plc	A

So, Elyse, the next steps for us, in a couple months we’ll file a proxy and then about sort of six months after that, we expect shareholder approval and then it will take quite some time to get regulatory approval in all of the countries. There’s tens of – almost 100 countries that we require regulatory approval in. And so, we feel confident about meeting the time period of first half of 2021. And we’ll work hard to deliver that. But it does take time in all these different countries.

Elyse Greenspan Analyst, Wells Fargo Securities LLC	Q

Okay. Great. And then my second question, Greg. Greg and Christa, you guys have both done a great job at Aon in terms of improving the free cash flow generation of the firm. Willis, that’s obviously been a goal of the firm over the past couple years. And obviously that was pushed back a little bit in terms of their 2019 results and 2020 guide. Can you just give us a sense when you going about putting together this transaction just the views that you had surrounding the free cash flow there and your ability to get that conversion higher to drive towards the metrics that you laid out in this transaction?

Christa Davies Executive Vice President-Global Finance & Chief Financial Officer, Aon Plc	A

Yeah. So, Elyse, we absolutely thought about this transaction from a free cash flow point of view and how we evaluate all uses of cash, as you know. And we’re very focused on making sure that the combined firm has high recurring revenue and a focus on converting each dollar of revenue into the highest level of free cash flow. And we do expect that free cash flow will breakeven in year two and be accretive in year three and have accretion of over 10% after full realization of expected synergies. So it’s a fantastic free cash flow story, which allows us to generate substantial free cash flow going forward and allow us to disproportionately invest in new areas of innovation for clients. So we’re really excited about that.

Gregory C. Case Chief Executive Officer & Executive Director, Aon Plc	A

I might just add a couple of thoughts that is really important, Elyse, as you highlight sort of what governs what we do and how we’re doing it And listen, it’s been a privilege working with Christa for 15 – going on 15 years around governing Aon, it really was two principles: delivering distinctive and sustainable value for clients, first and foremost, measured by, by the way, their needs, not our competitors, not who’s ahead with clients, like meeting the needs of clients in a very distinctive, sustainable way; and then operating in a manner in which delivers exceptional and increasing return on invested capital on a cash-on-cash basis. And you do that, by the way, by making opportunities available for colleagues that are absolutely unmatched. So that’s how that all fits together. It’s essentially clients and colleagues, and colleagues are really absolutely paramount sort of that’s front and center in that process.

And if you think, over the years, we have made many structural steps. We’ve taken these – that raise questions every time we take them by investors and others at the time. But ultimately, as you’ve highlighted, they’ve been meaningful in our development. Benfield or Hewitt or the outsourcing decision, we’ve done all these things have

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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

sort of been structural changes in addition to continuing to operate the business better. And I would say, as we looked at it and Christa and I looked at it, our team looked at it, our board looked at it, we think this combination is going to be the most meaningful in our history in terms of accelerating our Aon United growth efforts in really ways that in our view no other single asset could do in any way, shape or form. No one could come close in terms of content, capability, talent, et cetera. And it really, in our view, is going to deliver exceptional value for shareholders and it comes right back to return on invested capital, right back to free cash flow in every way, shape or form. And it really is again comes back to the value of addressing unmet needs on behalf of clients, which we think is exceptional. So, a little long, but that’s really what’s governed this entire process and we’re, as you can tell and I think you can tell from John as well, we’re all pretty excited about this.

Elyse Greenspan Analyst, Wells Fargo Securities LLC	Q

That’s helpful. One last question just to clarify on slide 13 in terms of the accretion. I know you said that that was using, I believe, a consensus estimate for the next couple years for both companies. Is that, do you think, consensus EPS or are there some internal figures like tax rate that might vary from what the Street is projecting? I just want to make sure I understood that comment correctly.

Christa Davies Executive Vice President-Global Finance & Chief Financial Officer, Aon Plc	A

Yeah. So, Elyse, the baseline derived for the accretion dilution impact was calculated using combined pro forma company projections, which represent our best estimates as of March 9, 2020. And these projections are based on the long-range plan for both companies as required by the Irish Takeover Code. But they’re generally consistent with analyst consensus estimates for the next two years and trended thereafter.

Elyse Greenspan Analyst, Wells Fargo Securities LLC	Q

Okay, that’s helpful. Thank you very much.

Christa Davies Executive Vice President-Global Finance & Chief Financial Officer, Aon Plc	A

Thanks, Elyse.

Operator: Thank you, Elyse. I would now like to turn the call back to Greg Case for closing remarks.

Gregory C. Case Chief Executive Officer & Executive Director, Aon Plc

I just want to say again, everybody, for gathering on such short notice, we really appreciate it

[indiscernible] (00:50:56-00:51:12)

It was brilliant, by the way, if you are wondering. I just wanted to say a couple of thank yous. One of the thank yous was to John for all you’ve done to help bring all this together. We truly, truly appreciate it. It’s really been wonderful. And to our future Willis Towers Watson colleagues, truly looking forward to this journey together. And to our clients who might be listening in, this is about you. This is all about you and we look forward to support in any way we can. Thanks very much for being part of the call.

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Aon Plc (AON) Aon Plc and Willis Towers Watson Plc Merger Call	Corrected Transcript 09-Mar-2020

Operator: Thank you. And that concludes today’s conference. Thank you, everyone, for joining. You may now disconnect.

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Confidential

No Offer Or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Any securities issued as a result of the proposed combination by means of a scheme of arrangement are anticipated to be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, pursuant to the exemption from registration set forth in Section 3(a)(10) thereof.

Subject to the right of Aon UK (and Aon Ireland, as applicable) to implement the proposed combination by way of a Takeover Offer as an alternative to the Scheme, and subject to the provisions of the Business Combination Agreement and with the Irish Takeover Panel’s consent, the proposed combination will be implemented solely by means of the Scheme documentation, which will contain the full terms and conditions of the proposed combination, including details of how WTW shareholders may vote in respect of the proposed combination.

Important Additional Information Will Be Filed With The SEC

Aon Ireland and WTW will prepare a joint proxy statement (which will contain the Scheme documentation) to be distributed to WTW shareholders and Aon Ireland shareholders, containing further information relating to the implementation of the proposed combination, the full terms and conditions of the Scheme, notices of the Aon Ireland and the WTW shareholders meetings and information on the Class A ordinary shares of Aon Ireland to be issued under the proposed combination.

The joint proxy statement will be filed with the SEC. This document, if and when filed, as well as WTW’s, Aon UK’s and Aon Ireland’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and, in the case of Aon UK’s and Aon Ireland’s filings, at Aon UK’s website at www.aon.com, and in the case of WTW’s filings, at WTW’s website at www.willistowerswatson.com.

BEFORE MAKING ANY VOTING DECISION, HOLDERS OF AON UK, AON IRELAND AND/OR WTW SECURITIES ARE URGED TO READ THOSE FILINGS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED COMBINATION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION AND THE PARTIES TO THE PROPOSED COMBINATION.

Any vote in respect of resolutions to be proposed at the WTW shareholders meetings to approve the proposed combination, the Scheme or related matters, or other responses in relation to the proposed combination, should be made only on the basis of the information contained in the joint proxy statement (including the Scheme documentation). Similarly, any vote in respect of resolutions to be proposed at the Aon Ireland shareholders meeting to approve the issuance of Class A ordinary shares of Aon Ireland under the proposed combination should be made only on the basis of the information contained in the joint proxy statement.

Participants In The Solicitation

Aon UK, WTW and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in proposed connection with the proposed combination. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement. Additional information about Aon UK’s directors and executive officers is contained in Aon UK’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 26, 2019. Additional information about WTW’s directors and executive officers is contained in WTW’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 3, 2019.

Forward-Looking Statements

This communication contains certain statements that are forward-looking, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations of management about future events. Forward-looking statements can often, but not always, be identified by the use of words such as “plans,” “expects,” “is subject to,” “budget,” “scheduled,” “estimates,” “forecasts,” “potential,” “continue,” “intends,” “anticipates,” “believes,” or variations of such words, and statements that certain actions, events or results “may,” “could,” “should,” “would,” “might” or “will” be taken, occur or be achieved.

Although management believe that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to be correct. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Such factors include, but are not limited to, the possibility that the proposed combination will not be consummated, failure to obtain necessary shareholder or regulatory approvals or to satisfy any of the other conditions to the proposed combination, adverse effects on the market price of Aon UK, Aon Ireland and/or WTW securities and on Aon UK’s, Aon Ireland’s and/or WTW’s operating results for any reason, including, without limitation, because of the failure to consummate the proposed combination, the failure to realize the expected benefits of the proposed combination (including anticipated revenue and growth synergies), the failure to effectively integrate the combined companies following consummation of the proposed combination, negative effects of an announcement of the proposed combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals, or any announcement relating to the proposed consummation of or failure to consummate the proposed combination on the market price of Aon UK, Aon Ireland and/or WTW securities, significant transaction and integration costs or difficulties in connection with the proposed combination and/or unknown or inestimable liabilities, potential litigation associated with the proposed combination, the potential impact of the announcement or consummation of the proposed combination on relationships, including with suppliers, customers, employees and regulators, and general economic, business and political conditions (including any epidemic, pandemic or disease outbreak) that affect the combined companies following the consummation of the proposed combination.

The factors identified above are not exhaustive. Aon UK, Aon Ireland, WTW and their subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Other unknown or unpredictable factors could also cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements should therefore be construed in the light of such factors. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.

Further information concerning Aon UK and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect Aon UK’s results of operations and financial condition (and which shall apply equally to Aon Ireland following the completion of the reorganization of Aon UK as described in Aon UK’s Proxy Statement on Schedule 14A, dated and filed with the SEC on December 20, 2019), is contained in Aon UK’s filings with the SEC. See Aon UK’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, and additional documents filed by Aon UK and/or Aon Ireland with the SEC, the contents of which are not incorporated by reference into, nor do they form part of this communication, for a further discussion of these and other risks and uncertainties applicable to Aon UK’s and Aon Ireland’s businesses.

Further information concerning WTW and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect WTW’s results of operations and financial condition, is contained in WTW’s filings with the SEC. See WTW’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and additional documents filed by WTW with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this Announcement, for a further discussion of these and other risks and uncertainties applicable to WTW’s businesses.

Any forward-looking statements in this communication are based upon information available as of the date of this communication which, while believed to be true when made, may ultimately prove to be incorrect. Other than in accordance with legal or regulatory obligations, neither WTW nor Aon UK is under any obligation, and each expressly disclaims any intention or obligation, to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to Aon UK, Aon Ireland, WTW and/or any person acting on behalf of any of them are expressly qualified in their entirety by the foregoing paragraphs, and the information contained on any websites referenced in this communication is not incorporated by reference into this communication.

Statement Required by the Irish Takeover Rules

The directors of Aon UK accept responsibility for the information contained in this document relating to Aon UK, the directors of Aon UK and members of their immediate families, related trusts and persons connected with them, except for the statements made by WTW in respect of Aon UK or Aon Ireland. To the best of the knowledge and belief of the directors of Aon UK (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of WTW accept responsibility for the information contained in this document relating to WTW and the directors of WTW and members of their immediate families, related trusts and persons connected with them, except for the statements made by Aon UK in respect of WTW. To the best of the knowledge and belief of the directors of WTW (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules, 2013 (the “Irish Takeover Rules”), if, during an “offer period,” any person is, or becomes “interested” (directly or indirectly) in 1 per cent. or more of any class of “relevant securities” of Aon UK, Aon Ireland or WTW, all “dealings” in any “relevant securities” of Aon UK, Aon Ireland or WTW (including by means of an option in respect of, or a derivative referenced to, any such relevant securities) must be publicly disclosed by no later than 3.30pm (Eastern time) in respect of the relevant securities of Aon UK, Aon Ireland and WTW on the business day following the date of the relevant transaction. The requirement will continue until this offer period ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an interest in relevant securities of Aon UK, Aon Ireland or WTW, they will be deemed to be a single person for the purposes of Rule 8.3 of the Irish Takeover Rules. Under Rule 8.1 of the Irish Takeover Rules, all dealings in relevant securities of WTW by Aon UK or Aon Ireland, or relevant securities of Aon UK or Aon Ireland by WTW, or by any party acting in concert with either of them must also be disclosed by no later than 12 noon (Eastern time) in respect of the relevant securities of Aon UK, Aon Ireland and WTW on the business day following the date of the relevant transaction. Interests in securities arise, in summary, when a person has a long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an interest by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms used in this paragraph should be read in light of the meanings given to those terms in the Irish Takeover Rules. If you are in any doubt as to whether or not you are required to disclose dealings under Rule 8 of the Irish Takeover Rules, consult with the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel by telephone on +353 1 678 9020.